                                                                    EXHIBIT 10.8

                            STRAIN ACCESS AGREEMENT

     This Strain Access Agreement (the "Agreement"), effective as of December 21, 2000 (the "Effective Date"), is made by and between Maxygen, Inc., a Delaware corporation ("Maxygen"), and AgraQuest, Inc., a Delaware corporation ("AgraQuest"). Maxygen shall mean Maxygen and its Affiliates.

                                  BACKGROUND

A. AgraQuest has an extensive collection of organisms in its biodiversity collection ("Collection") and is willing to provide access to Maxygen, on a non-exclusive basis to at least three thousand (3,000) strains of organisms in the Collection.

B. Maxygen wishes to obtain samples of strains in the Collection in order to utilize the strains and material derived from the strains for its benefit.

     Now Therefore, for and in consideration of the covenants, conditions and undertakings set forth, it is agreed by and between the parties as follows:

1.   DEFINITIONS

     1.1 "Affiliate" means any corporation, firm, limited liability company, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with another person.

     1.2  "Biopesticide" means a product intended for use as a Pesticide that
(i) contains a microorganism as the active component or (ii) consists of an extract from a microorganism as the active component that contains a naturally occurring substance that controls pests by non-toxic mechanisms. For the purposes of this definition, "Biopesticide" shall not include any pesticidal substance that a plant or plant cells produce from genetic material that has been introduced into the plant or plant cells (nor shall it include such plant or plant cells).

     1.3 "Collection Strain" means a strain of organism found in the Collection.

     1.4 "Confidential Information" means any (i) proprietary or confidential information or material in tangible form disclosed by one party to the other hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder that is identified as confidential or proprietary when disclosed and confirmed in writing as confidential within [***] days after such oral disclosure.

     1.5 "Derived Material" means any material, genetic or otherwise, obtained from any Selected Strain and any derivatives or modifications made by or for Maxygen or any of its sublicensees from any Selected Strain or material obtained therefrom.

     1.6 "Liability" means any liabilities, damages, settlements, claims, penalties, fines, and reasonable costs or reasonable expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation).

     1.7 "Pesticide" is as defined in the Federal Insecticide, Fungicide and Rodenticide Act (Section 136(u) of Title 7, Chapter 6 of the United States
Code).

     1.8 "Selected Strain" means a Collection Strain selected by Maxygen to be received from AgraQuest pursuant to this Agreement.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

     1.9 "Shuffling" means the recombination and/or rearrangement and/or mutation of genetic material for the creation of genetic diversity using intellectual property and/or tangible property owned or controlled by Maxygen.

     1.10 "Strain Information" means all information on a Collection Strain, including, without limitation, taxonomic information, information regarding biological and/or biochemical activities and any information concerning intellectual property rights relating to the strain, including rights owned or controlled by AgraQuest and any rights of third parties. Strain Information will include, without limitation, information sufficient for Maxygen to be able to identify strains of interest for its various research projects. Strain Information will also include, without limitation, information identifying the source of the strain, including the country of original collection and the date of collection.

2.   ACCESS TO STRAINS

     2.1  Samples.

          2.1.1 Sample Size. Maxygen will have the right to select which Collection Strains it is to receive from AgraQuest. AgraQuest will supply Maxygen with samples of at least three thousand (3,000) different Collection Strains.

          2.1.2 Timing/Rate of Delivery. AgraQuest will deliver to Maxygen the Selected Strains within thirty (30) days after delivery of notice to AgraQuest of which Collection Strains Maxygen chooses to receive. It is anticipated that concurrently with the execution of this Agreement, Maxygen will notify AgraQuest of (i) up to [***] Collection Strains Maxygen chooses to receive within thirty (30) days of the Effective Date and (ii) an additional [***] Collection Strains Maxygen chooses to receive within sixty (60) days of the Effective Date. Thereafter, Maxygen will notify AgraQuest of an additional [***] to [***] Collection Strains per month that Maxygen chooses to receive.

          2.1.3 Preparation of Samples. Each Selected Strain provided to Maxygen by AgraQuest pursuant to this Agreement will be provided as follows:
Each Selected Strain will be delivered as glycerol stocks in 2 ml vials. The vials will be delivered frozen. Shipments of samples of Selected Strains will be provided in sample boxes shipped in dry ice. Shipments shall be packaged so as to arrive at Maxygen with the samples still frozen. [***].

     2.2  Information

          2.2.1 Delivery of Information. Prior to the Effective Date, or as soon as practicable thereafter, AgraQuest will provide to Maxygen all Strain Information within its possession or control concerning each Collection Strain currently in the Collection.

          2.2.2 Future Information. AgraQuest will provide Maxygen with Strain Information concerning any future strain isolated by AgraQuest, or otherwise added to the Collection, until Maxygen has selected three thousand (3,000) strains of organisms from the Collection. Strain Information on newly isolated strains shall be provided to Maxygen as soon as practicable after being obtained.

     2.3 Exploitation. Subject to Section 4.3, Maxygen will have the right to exploit each of the Selected Strains and/or Derived Material in any manner that Maxygen deems appropriate.

3.   OWNERSHIP AND RIGHTS IN THE SELECTED STRAINS.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

     3.1 Independent Development. AgraQuest retains the right to continue independent development and investigation of any Selected Strain for which it may provide a sample to Maxygen. [***].

     3.2 Maxygen Ownership. Subject to Section 4.3, by virtue of Maxygen's receipt of a Selected Strain under this Agreement:

          3.2.1     Derived Material.  [***].

          3.2.2 Intellectual Property. Maxygen shall own all rights to and interest in any idea, invention (whether patentable or not), discovery or improvement made by or for Maxygen and/or its sublicensees and related to the Selected Strains or Derived Material, and any uses of the Selected Strains or Derived Material obtained through use of the Selected Strains or Derived Material by or for Maxygen and/or its sublicensees, and Maxygen and/or its sublicensees shall be free to use any such idea, invention, discovery or improvement, without further obligation to AgraQuest.

4.   LICENSES.

     4.1 License to Selected Strains. AgraQuest hereby grants Maxygen a non-exclusive, worldwide [***] license, [***] to propagate and use the Selected Strains [***]. Maxygen sublicensees will be bound by the terms of the license granted to Maxygen in this Section 4.1.

     4.2 License to Intellectual Property. AgraQuest hereby grants Maxygen a non-exclusive, worldwide [***] license [***]. Maxygen sublicensees will be bound by the terms of the license granted to Maxygen in this Section 4.2.

     4.3 AgraQuest Retained Rights. It is understood and agreed that the licenses granted to Maxygen and any of its sublicensees in Sections 4.1 and 4.2 shall not include the right of Maxygen or its sublicensees to use any Selected Strain (with or without modification) as a Biopesticide. AgraQuest also retains
(i) the right to use the Selected Strains for any purpose and (ii) its intellectual property rights relating to the Selected Strains.

     4.4 No License of Maxygen Property. No rights or licenses with respect to any intellectual property owned by Maxygen or its Affiliates are granted or will be deemed granted to AgraQuest under this Agreement.

5.   PAYMENTS TO AGRAQUEST

     5.1 Collection Access Fee. Maxygen will pay to AgraQuest a one-time Collection access fee of [***] within ten (10) business days of the Effective Date.

     5.2  Milestones.

          5.2.1 Commercial Development. Maxygen will pay to AgraQuest a milestone payment of [***] upon the commencement of commercial development by Maxygen or any of its sublicensees of each of its products that contain a gene isolated from a Selected Strain; provided, however, that milestone payments pursuant to this Section 5.2.1 shall [***]. The commencement of commercial development shall occur upon (i) for agricultural products, production of T2 transgenic seeds of the applicable product or (ii) for chemical products, production in a 200-liter fermenter of the applicable product.

          5.2.2 Commercial Sale. Maxygen will pay to AgraQuest a milestone payment of [***] upon the first commercial sale by Maxygen or any of its sublicensees of each of its products that contain a gene isolated from a Selected Strain; provided, however, that milestone payments pursuant to this
Section 5.2.2 shall [***].

          5.2.3 Gene Isolated from a Collection Strain. For the purposes of this Section 5.2, a "gene isolated from a Collection Strain" means an unmodified gene isolated from a Selected Strain (or a fragment thereof) or a modified form of a gene isolated from a Selected Strain (or a fragment thereof); provided, however, in each case that such gene or fragment thereof provides or allows an activity that cannot be obtained without such gene or fragment.

     5.3  Reports and Payments

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

          5.3.1 Milestone Reports. Maxygen will provide AgraQuest with reports of the attainment of each milestone described in Section 5.2.1 and
Section 5.2.2 as soon as practicable after such event and in any case within sixty (60) days of such event.

          5.3.2 Milestone Payment. Concurrently with making the reports described in Section 5.3.1, Maxygen will pay the amounts due under Section 5.2.1 and Section 5.2.2.

6.   FUTURE NEGOTIATIONS

     If Maxygen elects, on or before the third anniversary of the Effective Date, to commercialize a protein product (e.g., an enzyme) expressed from a gene isolated from a Selected Strain as a Biopesticide, then Maxygen will give written notice to AgraQuest of its intention; provided, however, that Maxygen shall have no obligation to breach any duty of confidentiality to a third party. In such event, AgraQuest and Maxygen will negotiate in good faith for a period of up to ninety (90) days from the date of Maxygen's notice, or such further period as the parties may agree in writing, to enter into a written agreement establishing the terms of such commercialization by AgraQuest. If no written agreement is executed within such time Maxygen will have no further obligation to AgraQuest with respect thereto.

7.   REPRESENTATIONS

     7.1 Sole Owner. AgraQuest represents and warrants that it is the (i) sole and exclusive owner of, or (ii) co-owner and exclusive licensee of, each of the Selected Strains and has the right to provide the Selected Strains and the Strain Information to Maxygen along with any other rights described herein, without violating its obligations to third parties.

     7.2 No Payment Obligations. AgraQuest represents and warrants that there are no, and will not be any, payment or other obligations to third parties that would result from the use by Maxygen or its sublicensees of any Selected Strains or Derived Material.

     7.3 Power and Authority. Each party represents and warrants that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

     7.4 No Conflict. Each party represents and warrants that as of the Effective Date of this Agreement it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its certificate of incorporation or bylaws, that in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement, and will not enter into any such agreement during the term of this Agreement.

     7.5 Power to Grant Rights. Each party represents and warrants that it has the right to grant the other party hereto the rights provided under this Agreement.

8.   CONFIDENTIALITY.

     8.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto, except that to the extent that it can be established by the receiving party by written proof that such Confidential
Information:

          (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

          (d) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto; or

          (e) was independently developed by the receiving party without use of or reference to Confidential Information.

     8.2 Permitted Use and Disclosures. Each party may disclose Confidential Information disclosed to it by the other party:

          (a) to the extent such use or disclosure is reasonably necessary in complying with applicable law or regulation or legal process, provided that if a party is required to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, will use reasonable efforts to secure confidential treatment of such information prior to its disclosure; or

          (b)  is necessary in (x) filing or prosecuting patent applications,
     (y) prosecuting or defending litigation, or (z) making a permitted sublicense or otherwise exercising license rights expressly granted by the other party to it under this Agreement.

     8.3 Public Disclosures. Either party may disclose that an Agreement exists between them; however, neither party can disclose the terms of this Agreement without written consent from the other party.

     8.4 Confidential Terms. Notwithstanding Section 8.3, disclosures may be made to the extent required to advisors so long as the advisors are bound by confidentiality obligations comparable to the parties hereto.

9.   INDEMNITY.

     9.1 Maxygen Indemnity to AgraQuest. Maxygen shall indemnify, defend and hold harmless AgraQuest from and against any claims, actions or suits by a third party resulting in any Liability arising out of or resulting from (i) a breach of any representation of Maxygen in Section 7 or (ii) Maxygen's use of any Selected Strain or Derived Material or the development or manufacture, use, promotion, marketing, sale or other distribution of any product by Maxygen or its sublicensees including any Selected Strain or Derived Material, except to the extent such Liability resulted from AgraQuest's negligence or wrongdoing.

     9.2 AgraQuest Indemnity to Maxygen. AgraQuest shall indemnify, defend and hold harmless Maxygen from and against any claims, actions or suits by a third party resulting in any Liability arising out of or resulting from (i) a breach of any representation of AgraQuest in Section 7 or (ii) Maxygen's use of any Selected Strain or Derived Material or the development or manufacture, use, promotion, marketing, sale or other distribution of any product by Maxygen or its sublicensees including any Selected Strain or Derived Material to the extent such Liability resulted from AgraQuest's negligence or wrongdoing.

10.  TERMINATION.

     10.1 Term. This Agreement shall be effective as of the Effective Date and, unless otherwise terminated earlier pursuant to the terms of this Section 10, shall continue in full force and effect until the [***] of the Effective Date.

     10.2 Termination for Cause. Either party may terminate this Agreement in the event the other party has materially breached or defaulted in the performance of any of its obligations hereunder, and such default has continued for sixty (60) days after written notice thereof was provided to the breaching party by the nonbreaching party.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

Any termination shall become effective at the end of such sixty (60) day period unless the breaching party has cured any such breach or default prior to the expiration of such period.

     10.3 Effect of Termination.

          10.3.1 Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release any party hereto from any liability that, at the time of such termination, has already accrued to the other party or that is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

          10.3.2 Material Breach by Maxygen. If AgraQuest terminates this Agreement pursuant to Section 10.2, the licenses granted to Maxygen in Sections
4.1 and 4.2 shall terminate and the provisions of Sections 4.3 and 5 shall survive; provided, however, that if the material breach or default causing the termination relates only to certain Selected Strains and/or certain products, the licenses granted to Maxygen in Sections 4.1 and 4.2 shall terminate only in regard to such Selected Strains and/or products and shall survive as to all other Selected Strains and products.

          10.3.3 Material Breach by AgraQuest. If Maxygen terminates this Agreement pursuant to Section 10.2: (i) AgraQuest shall pay to Maxygen an access termination fee equal to [***] pursuant to Section 2.1.1 and (ii) the provisions of Sections 4, 5 and 6 shall not survive.

          10.3.4    Other Termination. If this Agreement terminates according to
Section 10.1, the provisions of Sections 2.3, 4 and 5 shall survive the termination of this Agreement.

          10.3.5 Survival. The provisions of Sections 3, 4.4, 7, 8, 9, 10 and 11 shall survive the expiration or termination of this Agreement for any reason.

11.  MISCELLANEOUS.

     11.1 Governing Law; Venue. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of California, without reference to conflicts of laws principles. The exclusive venue of any dispute arising out of or in connection with the performance or breach of this Agreement shall be the California state courts in or U.S. district court for the County of San Mateo, CA, and the parties hereby consent to the personal jurisdiction of such courts.

     11.2 Assignment; Successors. This Agreement shall not be assignable by either party to any third party without the written consent of the other party; except either party may assign this Agreement, without such consent, to (i) an Affiliate of such party; or (ii) an entity that acquires all or substantially all of the business or assets of such party, whether by merger, reorganization, acquisition, sale, or otherwise, which agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

     11.3 Notices. Any notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by international express delivery service, registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other party hereto:

          Maxygen:       Maxygen, Inc.
                         515 Galveston Drive
                         Redwood City, CA 94063
                         Attn: General Counsel

          AgraQuest:     AgraQuest, Inc.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

                         1530 Drew Avenue
                         Davis, CA 95616
                         Attn: President

     11.4 Independent Contractors. The relationship of the parties is that of independent contractors. The parties are not deemed to be agents, partners or joint venturers of the other for any purpose as a result of this Agreement or the transactions contemplated hereby.

     11.5 Further Assurances. Each party shall execute and cause to be delivered to the other party such instruments and other documents, and shall take such other actions, as such other party may reasonably request in order for the requesting party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

     11.6 Compliance with Laws. In exercising their rights under this license, the parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

     11.7 Entire Agreement; Amendment. This Agreement constitutes the entire agreement, both written and oral, with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, with respect to such subject matter. This Agreement may only be amended in a writing signed by both parties.

     11.8 Headings. The captions to the Sections are not a part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

     11.9 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

     In Witness Whereof, the parties have executed and delivered this Agreement as of the date first above written.

Maxygen, Inc.                           AgraQuest, Inc.

By:/s/ John R. Bedbrook                   By: /s/ Pamela G. Marrone
   --------------------                       ----------------------
   Name:John R. Bedbrook                      Name: Pamela G. Marrone
   Title: President of Agriculture            Title: President & CEO

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.